EXHIBIT 4.9

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                                                        CUSIP No. __________
                                                        ISIN _______________

No. R-1                                                         $550,000,000
                                     Form of
                          10 1/4% Senior Note due 2012


          UCAR Finance Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Five Hundred Fifty Million Dollars on February 15, 2012.

          Interest Payment Dates: February 15 and August 15, commencing August 15, 2002.

          Record Dates: February 1 and August 1.

          Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                           UCAR FINANCE INC.,

                                           by

                                           -----------------------------
                                               Name:
                                               Title:




TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

This is one of the
Securities referred to in
the Indenture.

STATE STREET BANK AND TRUST COMPANY
as Trustee,

by
-----------------------------
   Authorized Signatory

                          10 1/4% Senior Note due 2012


1.      Interest
        --------

          UCAR Finance Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; PROVIDED, HOWEVER, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum (increasing by an additional 0.50% per annum after each subsequent 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 2.00% per annum which interest shall be calculated by the Company and certified to the Trustee) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually in arrears on February 15 and August 15 of each year, commencing August 15, 2002. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 15, 2002. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it will pay interest on overdue installments of interest at such higher rate to the extent lawful.

2.      Method of Payment
        -----------------

          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.      Paying Agent and Registrar
        --------------------------

          Initially, State Street Bank and Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.      Indenture
        ---------

          The Company issued the Securities under an Indenture dated as of February 15, 2002 ("Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

          The Securities are general obligations of the Company, except to the extent of the limited security interest in the Intercompany Note Obligations. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of GrafTech International Ltd. (formerly known as UCAR International Inc.)("GrafTech International") and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; allow the Company to engage in certain businesses; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

5.      Optional Redemption
        -------------------

          Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to February 15, 2007.

          On and after February 15, 2007, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:

                                                               Redemption
                  Period                                          Price
                  ------                                          -----

2007                                                          105.125%
2008                                                          103.417%
2009                                                          101.708%
2010 and thereafter                                           100.000%

          In addition, prior to February 15, 2005, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 110.25%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; PROVIDED, HOWEVER, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 60 days after the date of the related Public Equity Offering.

6.      Notice of Redemption
        --------------------

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.      Put Provisions
        --------------

          Upon a Change of Control, any Holder of Securities will have the right to cause the Company to purchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of purchase (subject to the right of Holders on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

          Under certain circumstances as set forth in the Indenture, the Company will be required to offer to purchase Securities with Excess Intercompany Note Prepayment Proceeds.

8.      Guaranty
        --------

          The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Guarantors. In addition, the Guarantee of UCAR Carbon is secured by a limited pledge of Pledged Graftech Stock.

9.      Pledges
        -------

          The Securities will be secured by a pledge of Intercompany Notes and Intercompany Note Guaranties, subject to the limitations set forth in the Indenture.

10.     Denominations; Transfer; Exchange
        ---------------------------------

          The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.     Persons Deemed Owners
        ---------------------

          The registered Holder of this Security may be treated as the owner of it for all purposes.

12.     Unclaimed Money
        ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.     Discharge and Defeasance
        ------------------------

          Subject to certain conditions, the Company, the Guarantors and the Intercompany Note Obligors at any time shall be entitled to terminate some or all of their respective obligations under the Securities, the Indenture, the Graftech Pledge Agreement, the Lien Subordination Agreement, the Intercompany Notes and the Intercompany Note Guaranties if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.     Amendment, Waiver
        -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustee shall be entitled to amend the Indenture, the Graftech Pledge Agreement, the Lien Subordination Agreement, the Intercompany Notes, the Intercompany Note Guaranties or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees or Intercompany Notes with respect to the Securities, including Subsidiary Guaranties and Intercompany Note Guaranties, or to secure the Securities, or to add covenants or surrender rights or powers conferred upon the Company, any Guarantor or any Intercompany Note Obligor, or to comply with any requirements of the SEC in connection with qualifying or maintaining the qualification of the Indenture under the TIA, or to make changes to the Intercompany Notes or the Intercompany Note Guaranties, as applicable, permitted under the terms thereof or to make any change that does not adversely affect the rights of any Securityholder.

15.     Defaults and Remedies
        ---------------------

          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities when the same becomes due at the Stated Maturity, upon redemption pursuant to paragraph 5 of the Securities, upon declaration of acceleration or otherwise, or failure by the Company to purchase Securities when required; (iii) failure by the Company, any Guarantor or any Intercompany Note Obligor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Guarantor if the amount accelerated (or so unpaid) exceeds $10.0 million; (v) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor and the Significant Subsidiaries;
(vi) certain judgments or decrees for the payment of money in excess of $10.0 million, (vii) certain defaults with respect to Guaranties, Intercompany Notes or Intercompany Note Guaranties; and (viii) certain defaults relating to the security interests in the Graftech Pledged Stock, the Intercompany Notes and the Intercompany Note Guaranties, or any prepayments with respect to the Intercompany Notes except as permitted under Article 11 of the Indenture. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest on any Security) if it determines that withholding notice is in the interest of the Holders.

16.     Trustee Dealings With the Company
        ---------------------------------

          Subject to certain limitations imposed by the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with GrafTech International or its Affiliates with the same rights it would have if it were not Trustee.

17.     No Recourse Against Others
        --------------------------

          A director, officer, employee or stockholder, as such, of the Company, any Guarantor, any Intercompany Note Obligor or the Trustee shall not have any liability for any obligations of the Company, any Guarantor or any Intercompany Note Obligor under the

Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.     Authentication
        --------------

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.     Abbreviations
        -------------

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

20.     CUSIP Numbers and ISINs
        -----------------------

          The Company has caused CUSIP numbers and corresponding ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and corresponding ISINs in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.     Governing Law
        -------------

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  UCAR Finance Inc.
                  c/o GrafTech International Ltd.
                  Brandywine West
                  1521 Concord Pike, Suite 301
                  Wilmington, Delaware 19803
                  Attention:  Director of Investor Relations

______________________________________________________________________________
                                                   ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)



         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                  agent to transfer this Security on the
books of the Company. The agent may substitute another to act for him.


______________________________________________________________________________




Date: ________________ Your Signature: _________________________________



Sign exactly as your name appears on the other side of this Security.


______________________________________________________________________________

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The following increases or decreases in this Global Security have been made:


                                                                                                              Signature of
                          Amount of decrease                                    Principal amount of        authorized officer
                         in Principal amount       Amount of increase in       this Global Security          of Trustee or
        Date of            of this Global        Principal amount of this        following such              Securities
       Exchange               Security                Global Security          decrease or increase           Custodian
       -------                --------                ---------------          --------------------           ---------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------



                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Sections 4.06, 4.09 or 11.03 of the Indenture, check the box:

                                       [ ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Sections 4.06, 4.09 or 11.03 of the Indenture, state the amount in principal amount: $


Date: _______________                Your Signature: ________________________


Signature Guarantee:  _______________________________________
                      (Signature must be guaranteed)


          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.